                                                                    Exhibit 99.1
                                                                    ------------

MicroStrategy Announces Second
Quarter Financial Results

VIENNA, Va., July 26 /PRNewswire/ -- MicroStrategy(R) Incorporated (Nasdaq:
MSTR-news), a leading worldwide provider of Intelligent E-Business(TM) software, today announced results for the three month period ended June 30, 2000, which was the second quarter of its 2000 fiscal year.

Financial Overview

The company reported revenues for the quarter of $50.3 million, compared to $40.5 million in the same quarter last year. Revenues for the first half of 2000 of $101.0 million represent a 44.7% increase over revenues for the first half of 1999. The company reported a net loss for the quarter of $43.1 million, or $0.54 per share, excluding $4.2 million of intangible assets amortization, a non-cash charge of $19.4 million relating to the beneficial conversion feature inherent in the preferred stock issued in connection with the company's recent $125 million private placement, and a charge of $5.1 million from the loss on the sale of shares of certain securities. The Company's net loss for the quarter including these non-cash and other charges was $71.8 million or $0.90 per share. The loss for the quarter compares to $0.00 in the second quarter of 1999. The company's deferred revenue increased from $70.6 million at the end of the first quarter of this year to $79.9 million as of June 30, 2000.

The net loss for the current six-month period was $78.5 million, or $0.99 per share, before intangible assets amortization and other charges, versus $3.8 million or $0.05 per share for the same period last year. The net loss for the six months ended June 30, 2000 was $104.7 million, or $1.32 per share after these non-cash and other charges.

"While our revenue growth for the first half of the year continued to outpace the growth of the Business Intelligence market as a whole, the growth in Q2 slowed due to uncertainty created with customers by the publicity associated with our accounting problems," said Michael J Saylor, president and CEO of MicroStrategy Incorporated. Saylor continued, "However, during the quarter we completed our $125 million financing and launched significant new software. We believe that these actions have restored customer confidence that MicroStrategy will continue to be an independent leader in our market."

"In terms of technology and product offerings, the lifeblood of our company, this has been the most prolific quarter in our history," added Saylor. "With strong analyst and customer support, we launched MicroStrategy 7, which we believe is the most comprehensive intelligence software platform on the market. The sophistication of MicroStrategy 7 will power applications that enhance the intelligence needs of companies of all sizes across many industries. In addition we launched new software in two of the fastest growing segments in the software industry -- eCRM software and transaction enabling software. These new products can have significant positive impact on revenues."

Saylor continued, "Moving forward we have two main corporate goals -- the first is to implement financial controls and metrics designed to emphasize profitability across the entire organization, and to tie employee performance and compensation to these metrics. In order to get expenses more in line with our revenues, we are taking steps to significantly reduce expenses across the company and decrease the growth rate of headcount, and are working aggressively with a goal of making MicroStrategy profitable on a consolidated basis by Q4 of 2001. The second is to transition into a world-class e- business company by implementing a distribution strategy designed to significantly increase our customer base through online merchandising and sales. The new web-based company store will enable customers, prospects and partners interested in MicroStrategy software to get a complete understanding of the products and to take themselves through the sales process. Users can do everything from viewing a presentation about the products to accessing self- running and interactive demos to ordering the software. The web site includes free products available for evaluation, and limited use licenses for purchase. This e-business initiative will provide any size organization interested in MicroStrategy's software the ability to order and begin using it immediately."

Quarterly Highlights

The company achieved a number of important operating achievements during the quarter, including:

 Technology
 * MicroStrategy launched MicroStrategy 7, a completely re-architected version of the company's core intelligence platform. MicroStrategy 7 enables the building of numerous applications, including business intelligence, eCRM, narrowcast networks, ERP analytics, mobile commerce and click-stream analysis. MicroStrategy 7 has been lauded by partners, customers, and key members of the industry analyst community.
 * MicroStrategy launched eCRM 6(TM), an easy-to-install packaged application that assists companies with developing a 360 degree view of their customers and building personalized, one-to-one relationships.
 * MicroStrategy launched MicroStrategy 6m(TM), a platform that enables the deployment of mobile commerce applications. MicroStrategy 6m provides organizations with the ability to narrowcast information and enable transactions between a database and a variety of wireless devices, including WAP-enabled phones.
 * MicroStrategy launched MicroStrategy Transactor(TM), a platform that allows companies to build transaction systems to better serve their customers via web, wireless and voice. MicroStrategy Transactor enables the fast development of "response-based" transactions, allowing customers to make immediate transactions in response to e-mail pitches, wireless alerts or even automated telephone calls.

 Sales & Marketing
 * MicroStrategy implemented an e-business strategy designed to significantly increase its customer base through an online store. This store will provide any size organization interested in MicroStrategy's software the ability to order and begin using it immediately. As part of this strategy, the company is offering complimentary copies of its software to prospective customers and partners for evaluation, and is implementing a new pricing model, available directly over the web, for any company throughout the world to purchase software with no human interaction. "Through this e-business strategy, we seek to dramatically increase our customer base," said Saylor. "We believe there are more than 100,000 development efforts that could make good use of our software, and we intend to make it as easy as possible for all of them to get our software and begin benefiting immediately."
 * MicroStrategy 7, launched on June 27, has been strongly embraced by customers and partners. In the second quarter MicroStrategy signed deals with Kmart, Carefirst, R.L. Polk, and NetGenesis for the platform.
 * MicroStrategy added 65 new customers across a broad range of industries during the quarter, bringing the worldwide total to more than 990.
 * In the second quarter MicroStrategy entered into agreements with, Jumpy and iExchange.com for eCRM. Closing deals so soon after product launch indicates high demand and shortened sales cycles for MicroStrategy's eCRM offering.
 * MicroStrategy expanded its relationship with several existing customers in the quarter, including Cable & Wireless, The Capital Group, Cardinal Health, Clorox, The Container Store, Federated Systems Group, First Union, Global Crossing, Kimberly Clark, McLeod USA Telecommunications, Merck-Medco, Nationwide, NBCi, Nike, Ohio Department of Education, Payless ShoeSource, R.L. Polk, SC Johnson Wax, Sprint, Stanley Tools, and Wakefern.
 * MicroStrategy entered into agreements with 27 system integrators, application development and platform partners during the quarter, increasing the number of partners supporting the company's Intelligent E-Business Platform to approximately 275.

 Strategy.com
 * Strategy.com launched two new channels -- Strategy.com News(TM) and Strategy.com Weather(TM). Both channels allow organizations to deliver timely and personalized information, either by request or alert, to their customers.
 * Strategy.com launched iWAPu(TM), a wireless instant messaging service. Strategy.com iWAPu offers real-time communication anywhere, anytime through wireless Internet enabled phones.
 * Strategy.com signed 45 new affiliates, bringing the total number of companies on the Strategy.com network to 195.
 * Strategy.com added 90,000 new subscribers, bringing the total number of subscribers on the Strategy.com network to more than 410,000.
 * Strategy.com announced a link agreement with Motorola to provide personalized, intelligent financial information to Motorola's web-enabled phone users. It also became a member of Motorola's Web W/O Wires alliance program.

 Other Key Financial Metrics
 * MicroStrategy's balance sheet was significantly improved by a $125 million private placement of convertible preferred stock with institutional investors.
 * Deferred revenues were $79.9 million at the end of the quarter, compared to $70.6 million at the end of the March 31, 2000 quarter. The increase represents cash received during the quarter for software and services contracts and hosting arrangements where the revenue was deferred but will be recognized in future quarters.
 * Approximately $1 million of software development expenses were capitalized during the quarter due to the FASB 86 accounting treatment of MicroStrategy 7's development efforts between the month when the product reached technological feasibility and when it became generally available.


The below summary of financial highlights compares the 2000 second quarter results to the same period last year.

MicroStrategy will hold a conference call chaired by Michael Saylor today at 5:30 p.m. (EST). Investors can call (888) 441-5984, or for international (904) 779-4768, prior to 5:30 p.m. (EST). A replay will be available for 48 hours after the call at (800) 252-6030, or for international (402) 220-2491, with access code 6481392. Also, a live Webcast and replay can be accessed at the investor relation section of the MicroStrategy web site, www.microstrategy.com, or from the StreetEvents site, www.streetevents.com.

About MicroStrategy Incorporated

MicroStrategy is a leading worldwide provider of Intelligent E- Business(TM) software and related services. MicroStrategy's technology platform is creating a new generation of one-to-one e-business solutions that enable global 2000 organizations to build personal relationships with their partners, supply-chains, and customers. MicroStrategy delivers these solutions via web, wireless, and voice. In addition to its industry leading technology, MicroStrategy also offers a comprehensive set of consulting, training and support services for its customers and partners.

MicroStrategy has approximately 1000 customers across such diverse industries as retail, finance, telecommunications, dot-com, insurance, healthcare, pharmaceuticals and consumer packaged goods. MicroStrategy also has entered into relationships with more than 270 systems integrators, application development and platform partners.

For more information, please visit MicroStrategy's Web site:
http://www.microstrategy.com.

MicroStrategy, Intelligent E-Business, MicroStrategy 7, eCRM 6, MicroStrategy 6m, Strategy.com, Strategy.com Weather, Strategy.com News, iWAPu, Strategy.com Wireless Internet are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute "forward- looking statements," including its estimates of future business prospects or financial results and statements containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the Company's ability to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy software and the Strategy.com network on a timely basis; adverse reaction by the Company's employees, investors, customers, vendors and lenders to the restatement of the Company's financial results or its future prospects; the Company's ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company's products in the marketplace; the timing of significant orders; delays in the Company's ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

                          MICROSTRATEGY INCORPORATED
                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
               (Dollars in thousands, except per share amounts)


[CAPTION]

                                                 Three Months Ended
                                                       June 30,
                                                     2000          1999
                                                            Restated
                                              (unaudited)   (unaudited)

    Revenues
    Product licenses                          $    21,829   $    25,177
    Product support and other services             28,515        15,288

    Total revenues                                 50,344        40,465

    Cost of Revenues
    Product licenses                                  392           563
    Product support and other services             21,776         7,906
    Total cost of revenues                         22,168         8,469

    Gross profit                                   28,176        31,996

    Operating Expenses
    Sales and marketing                            38,343        21,125
    Research and development                       15,813         6,088
    General and administrative                     17,385         5,316
    Amortization of intangible assets               4,242            20
    Total operating expenses                       75,783        32,549

    Loss from operations                          (47,607)         (553)

    Interest income                                   441           671
    Interest expense                                   (7)          (51)
    Other expense, net                             (4,969)          (14)

    Total other (expense) income                   (4,535)          606

    (Loss) income before income taxes             (52,142)           53

    Provision for income taxes                          -            56

    Net loss                                  $   (52,142)  $        (3)

    Accrued preferred stock dividends         $      (312)  $         -

    Beneficial conversion feature             $   (19,375)  $         -

    Net loss attributable to common
     stockholders                             $   (71,829)  $        (3)

    Net loss per share (basic and diluted)         $(0.90)       $(0.00)

    Weighted average outstanding
     shares (basic and diluted)                79,756,787    76,052,372

    Supplemental Data (1):

    Core operating (loss) income              $   (43,137)  $        17

    Pro forma net (loss) income
     per share (basic and diluted)                 $(0.54)        $0.00


 (1) Excludes charges for amortization of intangibles assets of $4,242, loss on sale of investment of $5,075 and the beneficial conversion feature of $19,375.

                          MICROSTRATEGY INCORPORATED
                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
               (Dollars in thousands, except per share amounts)

[CAPTION]

                                                   Six Months Ended
                                                       June 30,
                                                     2000          1999
                                                            Restated
                                              (unaudited)   (unaudited)

    Revenues
    Product licenses                          $    47,840   $    41,595
    Product support and other services             53,119        28,192

    Total revenues                                100,959        69,787

    Cost of Revenues
    Product licenses                                  997         1,083
    Product support and other services             37,537        14,515
    Total cost of revenues                         38,534        15,598

    Gross profit                                   62,425        54,189

    Operating Expenses
    Sales and marketing                            79,855        37,879
    Research and development                       32,013        11,149
    General and administrative                     29,503         9,549
    Amortization of intangible assets               8,148            40
    Total operating expenses                      149,519        58,617

    Loss from operations                          (87,094)       (4,428)

    Interest income                                   901         1,175
    Interest expense                                  (10)         (143)
    Other income, net                               1,461            32

    Total other income                              2,352         1,064

    Loss before income taxes                      (84,742)       (3,364)

    Provision for income taxes                        250           443

    Net loss                                  $   (84,992)  $    (3,807)

    Accrued preferred stock dividends         $      (312)  $         -

    Beneficial conversion feature             $   (19,375)  $         -

    Net loss attributable to
     common stockholders                      $  (104,679)  $    (3,807)

    Net loss per share (basic and diluted)         $(1.32)       $(0.05)

    Weighted average outstanding
     shares (basic and diluted)                79,321,000    74,926,492

    Supplemental Data (1):

    Core operating loss                       $   (78,512)  $    (3,767)

    Pro forma net loss per share
     (basic and diluted)                           $(0.99)       $(0.05)


 (1) Excludes charges for amortization of intangibles assets of $8,148, net gain on sale of investment of $1,356 and the beneficial conversion feature of $19,375.

                          MICROSTRATEGY INCORPORATED
                          CONSOLIDATED BALANCE SHEETS
               (Dollars in thousands, except per share amounts)

[CAPTION]


                                                 June 30,   December 31,
                                                   2000         1999
                                                             (Restated)
                                                (unaudited)   (audited)

Assets
 Current assets
Cash and cash equivalents                       $ 122,423       $ 25,941
Short-term investments                              6,208         42,418
Accounts receivable, net                           40,716         37,586
Prepaid expenses and other current assets          16,041         15,461
Total current assets                              185,388        121,406

Property and equipment, net                        54,154         30,594
Intangible assets, net of
 accumulated amortization
 of $8,600 and $503, respectively                  43,078         47,154
Deposits and other assets                           5,057          4,214

Total Assets                                    $ 287,677       $203,368

Liabilities and Stockholders' Equity
 Current liabilities
Accounts payable and accrued expenses           $  46,656       $ 15,357
Accrued compensation and employee benefits         16,025         14,912
Deferred revenue and advance payments              69,262         38,028
Total current liabilities                         131,943         68,297

Deferred revenue and advance payments              10,611         33,255
Other long-term liabilities                         2,710              -

Total Liabilities                                 145,264        101,552

Series A convertible preferred stock              119,794              -

Stockholders' equity:
Preferred stock; $.001 par value;
5,000 shares authorized; no
 shares issued or outstanding                           -              -
Class A common stock; $.001 par value;
100,000 shares authorized; 24,680 and 22,384
shares issued and outstanding, respectively            25             22
Class B common stock; $.001 par value;
100,000 shares authorized; 55,164 and 55,867
shares issued and outstanding, respectively            55             56
Additional paid-in capital                        165,674        138,943
Deferred compensation                                (759)          (895)
Accumulated other comprehensive income                256          1,643
Accumulated deficit                              (142,632)       (37,953)

Total Liabilities and Stockholders' Equity      $ 287,677       $203,368


                          MICROSTRATEGY INCORPORATED
                           UNAUDITED FINANCIAL DATA
                            (Dollars in thousands)


                                            Three Months Ended
                                                 June 30,
                                                   2000

                                               MicroStrategy  MicroStrategy
                                  Strategy.com   Platform     Consolidated

Total revenues                        $  1,144   $ 49,200        $ 50,344
Total expenses                        $ 12,460   $ 85,491        $ 97,951
Operating loss                        $(11,316)  $(36,291)       $(47,607)



                                              Six Months Ended
                                                  June 30,
                                                    2000

                                                MicroStrategy   MicroStrategy
                                  Strategy.com    Platform      Consolidated


Total revenues                        $  1,257   $ 99,702        $100,959
Total expenses                        $ 24,051   $164,002        $188,053
Operating loss                        $(22,794)  $(64,300)       $(87,094)
